UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200 San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (858) 673-6840

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously announced on August 21, 2015, Vital Therapies, Inc.'s (the "Company") VTI-208 clinical trial did not meet its primary and secondary endpoints. In light of these results, on August 31, 2015, the Company's Board of Directors approved a staff reduction plan in order to reduce operating expenses and conserve cash resources. The plan is expected to include a workforce reduction in force of 32 people. The staff reduction plan is expected to be completed by the end of 2015.

The Company has offered severance benefits to the affected employees, including cash severance payments, limited reimbursement of medical insurance premiums, outplacement services, and an extension of the post-termination option exercise period for the vested portion of the affected employees' outstanding stock options. Each affected employee's eligibility for the severance benefits is contingent upon such employee's execution (and no revocation) of a separation agreement, which includes a general release of claims against the Company.

The Company currently expects to recognize approximately $1.2 million in costs associated with the staff reduction plan in the third quarter of 2015, including $0.9 million in cash charges consisting of severance payments and the benefits specified above. These cash restructuring charges are expected to be paid in the third and fourth quarters of 2015. Non-cash, stock-based compensation costs for the extension of the post-termination option exercise period are estimated to be approximately $0.3 million and will be recognized in the third quarter of 2015.

A copy of a press release regarding the above-referenced matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 3, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to the staff reduction plan, including the future charges expected to be incurred in connection therewith, and related statements. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance and you are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties include, but are not limited to, possible changes in the amount of charges associated with the staff reduction plan, including that the Company may incur unanticipated charges and expenses or make cash payments that are not currently contemplated; the Company's ability to reduce its operating expenses and conserve cash; the risk that further analysis of the VTI-208 data does not support and/or contradicts our preliminary findings; the risk that the VTI-208 data will not support a proposed new clinical trial; the risk that the FDA does not approve a new clinical trial plan; delays in meeting with FDA or completing those meetings; the success or failure of a new clinical trial, if any; the uncertainties inherent in Vital Therapies' clinical and development programs, including, without limitation, Vital Therapies' ability to adequately demonstrate the safety and efficacy of the ELAD System, future clinical results, which may not support further development of the ELAD System, and challenges related to conducting pivotal clinical trials, including, but not limited to, the impact of VTI-208, failure to achieve favorable results in clinical trials, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, the ability to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues; the ability to obtain regulatory approval for the ELAD System; and the sufficiency of funding. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC. (Registrant)
September 3, 2015 (Date)	/s/ MICHAEL V. SWANSON Michael V. Swanson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 3, 2015.